Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of April 2, 2013 (the “Agreement”) by and among KALEX CORP., a Delaware corporation (“Kalex”), American International Football Corporation, Inc., a Nevada corporation (“AIFC”), the Estate of Norman King (the “Estate”) and all of the shareholders of AIFC whose names are set forth on Exhibit A attached hereto (the “AIFC Holders”) (any individually a “Party” or collectively the “Parties”).

RECITALS

WHEREAS, the authorized capital of Kalex consists of 800,000,000 shares of common stock, par value $.00001 per share (the "Kalex Common Stock"), and 2,000 shares of preferred stock, par value $.00001 per share (the "Kalex Preferred Stock"). Of such authorized capital, 725,200 shares of Kalex Common Stock, and 1,000 shares of Kalex Preferred Stock, are issued and outstanding, and 45,000 shares of Kalex Common Stock is authorized, but not yet issued;

WHEREAS, the Estate owns 1,000 shares of Kalex Preferred Stock, which shares are designated Series A Convertible Preferred Stock (the “King Preferred Stock”);

WHEREAS, the AIFC Holders own the number of shares of common stock, par value $.001 per share of AIFC (“AIFC Common Stock”) set forth opposite their name of Exhibit A;

WHEREAS, each of the AIFC Holders believes it is in such person’s best interest to exchange with Kalex all of the AIFC Common Stock such person holds for the shares of Kalex Common Stock set forth opposite such person’s name on Exhibit A attached hereto;

WHEREAS, the Estate, being the holder of the majority of the votes entitled to vote and believing it to be in Kalex’s best interest to enter into the transactions contemplated by this Agreement, consents to and authorizes Kalex to enter into this Agreement;

WHEREAS, the Estate believes it is in the Estate’s best interest to surrender for cancellation all shares of the King Preferred Stock in consideration for 200,000 shares of Kalex Common Stock; and

WHEREAS, it is the intention of the parties that:  (i) said exchange of shares shall qualify as a tax-free reorganization under Section 368(b) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “1933 Act”).

NOW, THEREFORE, in consideration of the in consideration of the above Recitals, and mutual terms, conditions, and other agreements set forth herein, the parties agree, and intend to be bound, as follows:

ARTICLE I

EXCHANGE OF AIFC SECURITIES FOR KALEX COMMON STOCK

    Section 1.1                      Agreement of AIFC Holders, the Estate and Kalex to Exchange AIFC Common Stock and the King Preferred Stock for Kalex Common Stock.  On the Effective Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the AIFC Holders shall sell, assign, transfer, convey and deliver all of the AIFC Common Stock to Kalex, and Kalex shall accept the AIFC Common Stock from the AIFC Holders in exchange for the issuance to the AIFC Holders of the number of shares of Kalex Common Stock set forth opposite the names of the AIFC Holders on Exhibit A hereto.  Furthermore, the Estate shall surrender for cancellation all shares of the King Preferred Stock to Kalex and Kalex shall reflect the cancellation of all shares of the King Preferred Stock in its corporate records in exchange for the issuance to the Estate of 200,000 shares of Kalex Common Stock.

    Section 1.2                      Capitalization.  On the Effective Date, immediately before the transactions to be consummated pursuant to this Agreement, Kalex shall have authorized capital consisting of 800,000,000 shares of Kalex Common Stock and 2,000 shares of Kalex Preferred Stock. Of such authorized capital, 725,200 shares of Kalex Common Stock shall be issued and outstanding, 45,000 shares of Kalex Common Stock are authorized but not yet issued,  and 1,000 shares of Kalex Preferred Stock shall be issued and outstanding.

    Section 1.3                      Closing.  The closing of the exchanges to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. EST on the second business day after the conditions to closing set forth in Articles V, VI, VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Effective Date"), at the offices of Sichenzia Ross Friedman Ference LLP (“Sichenzia”), 61 Broadway, 32nd Floor, New York, New York. At the Closing, the AIFC Holders shall deliver to Kalex the certificates representing One Hundred percent (100%) of the AIFC Common Stock, duly endorsed for transfer or accompanied by appropriate stock powers duly executed in blank.  In full consideration and exchange for the AIFC Common Stock, Kalex shall issue and exchange to each AIFC Holder the Kalex Common Stock set forth opposite the name of the AIFC Holder on Exhibit A.

    Section 1.3.1                   Obligations of the Parties as of the Effective Date. Unless already accomplished, AIFC, the AIFC Holders, the Estate and Kalex, as applicable, pursuant to that certain Memorandum of Understanding dated December 10, 2012 by and between the parties, shall effect or cause to effect the following obligations:

a.
At the Closing, Kalex shall issue to AIFC 9,924,300 shares of Kalex Common Stock, such that AIFC shall own approximately 90% of the fully diluted shares of Kalex Common Stock.  The fully diluted capital structure of 11,037,000 shares shall be broken down as follows:

1.	725,200 shall be held by the current shareholders of Kalex, with 45,000 shares authorized but unissued, and 37,500 shares are to be issued to Sichenzia;

2.	74,800 shares shall remain treasury stock;

3.	9,924,300 shares shall be issued to AIFC in exchange for all of the issued and outstanding shares of AIFC;

4.	1,000 shares of the King Preferred Shares shall be surrendered to Kalex for cancellation and 200,000 shares of Kalex Common Stock shall be issued to the Estate;

5.	100,000 shares will be issued to Kalex’s current President and sole director, Arnold Sock, as compensation for prior services and his efforts in consummating the transactions contemplated herein; and

100,000 shares of King Preferred Shares shall be cancelled by Kalex and Kalex shall issue to Edward Vakser 100 shares of newly designated Series B Preferred Stock, which shares, as a class, shall have the rights and preferences set forth in the form of Certificate of Designation on file with the Delaware Secretary of State, and which is included herein by this reference.

b.
The Parties shall enter into a Lock Up Agreement within 10 business days of the Effective Date pursuant to which they shall agree to “lock up” the shares transferred or issued in accordance with this Agreement and deposit such securities at a mutually agreed upon third party brokerage house or escrow account in order to ensure orderly trading in accordance with the “leak out” provision of the Lock Up Agreement. The Estate and all insiders of Kalex after the Effective Date shall negotiate the Lock Up Agreement in good faith with fair and equitable terms for each party thereto.

c.
Kalex shall grant the Estate and Arnold F. Sock, the president of Kalex, and Sichenzia, piggy back registration rights to all securities retained by or granted to each pursuant to or immediately prior to the Effective Date and AIFC shall pay all cost associated with filing an S-1 registration statement (the “Registration Statement”) in order to register such securities.

d.
AIFC shall pay all existing payables accrued by Kalex and will bear the cost (including legal fees) of filing all outstanding public filings with the SEC and engaging an investor relations consultant to raise market awareness of Kalex.

e.	Kalex shall appoint AIFC’s current CEO as Chief Executive Officer of Kalex and as a director of the board of directors of Kalex.

f.	AIFC shall be obligated to pay the debt owed by Kalex to Sichenzia Ross Friedman Ference LLP within ninety (90) days of the Effective Date.

g.
AIFC shall be an operational company such that the combination of such operations with Kalex shall ensure that the post-Effective Date company is not a “shell” company.  To this end, AIFC owns a ninety percent (90%) interest in the Dallas Diamonds team, through its holding of membership interests in Greater Dallas Diamonds, LLC, which makes AIFC an operating company, and not a development stage company.  AIFC shall provide evidence of its ownership of the Greater Dallas Diamonds, LLC.

h.
Kalex shall issue to the Estate One Hundred Thousand Dollars ($100,000) worth of restricted common stock of Kalex based on the closing price of the Kalex Common Stock on the date the S-1 Registration Statement is declared effective by the U.S. Securities and Exchange Commission.

i.	AIFC shall deliver to Kalex its fiscal year 2011 and 2012 audits by an accounting firm accredited with the AICPA and a member of the SEC practice section.

j.	AIFC shall deliver to Kalex certified transfer sheets (or make same available through the transfer agent if one exists) as well as all corporate books and records and support documents for the audit.

k.
Any pre-Effective Date officers, directors, and employees shall resign from Kalex, with the exception of Arnold F. Sock, who shall remain its president and shall remain as a director. Within thirty (30) days, after the Effective Date Kalex shall enter into an agreement with  Mr. Sock regarding compensation to be paid to Mr. Sock as President of the Company.

l.	AIFC shall bear all expenses of the consummation of the transactions contemplated by this Agreement.

m.	The Estate shall vote in favor of the transactions contemplated by this Agreement.

n.
Kalex shall authorize the issuance of up to 4,000,000 shares of Kalex Common Stock, or as otherwise adjusted by written agreement by the Parties, which shares shall be issued by Kalex upon the conversion of up to $1,000,000 of convertible debt issued by AIFC on or after the date hereof.

    Section 1.4                      Tax Treatments. The exchanges described herein are intended to comply with Section 368(b)(1)(B) of the Code, and all applicable regulations thereunder.  In order to ensure compliance with said provisions, the Parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF KALEX

Kalex hereby represents, warrants, and agrees as follows:

    Section 2.1                      Corporate Organization

a.           Kalex is a corporation duly organized, validly existing and in good standing under the laws of
Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by Kalex or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Kalex;

b.           Copies of the Articles of Incorporation and Bylaws of Kalex have been provided to AIFC . Such copies are accurate and complete as of the date hereof and neither of the foregoing documents have been amended.  The minute books of Kalex are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Kalex and adequately reflect all material actions taken by the Board of Directors and shareholders of Kalex.

    Section 2.2                      Capitalization of Kalex.  The authorized capital stock of Kalex consists of 800,000,000 shares of Kalex Common Stock and 2,000 shares of Kalex Preferred Stock. Of such authorized capital, 725,200 shares of Kalex Common Stock are issued and outstanding as of the date hereof and 1,000 shares of Kalex Preferred Stock are issued and outstanding as of the date hereof. Notwithstanding the foregoing, the total shares of Kalex Common Stock will increase by that number of shares issued to former directors of Kalex, or 45,000 shares, which are authorized but unissued, pursuant to agreements with them and known by AIFC, and the AIFC Holders and by 37,500 shares to be issued to Sichenzia for legal services rendered.  All of the Kalex Common Stock to be issued pursuant to this Agreement shall have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof.  As of the date of this Agreement there are and as of the Effective Date, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock, except as there currently exists in the Kalex Preferred Stock and the Kalex Common Stock to be issued pursuant to this Agreement, to the former Kalex directors and to Sichenzia.

    Section 2.3                      Subsidiaries and Equity Investments.  Kalex has no subsidiaries or equity interest in any corporation, partnership, or joint venture.

    Section 2.4                      Authorization and Validity of Agreements.  Kalex has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Kalex and the consummation by Kalex of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Kalex, and no other corporate proceedings on the part of Kalex are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

    Section 2.5                      No Conflict or Violation.  The execution, delivery and performance of this Agreement by Kalex does not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Kalex is a party or by which it is bound or to which any of their respective  properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Kalex, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Kalex is bound.

    Section 2.6                      Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Kalex or performance by Kalex of its obligations hereunder.

    Section 2.7                      Absence of Certain Changes or Events.

(a) Kalex is not currently engaged in any business and since 2001 Kalex has not engaged in any operations and has been dormant. As of the date of this Agreement, there is no, and as of the Effective Date there shall not be any, event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Kalex; and

(b) there has not been, and as of the Effective Date there shall not be, any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of Kalex or any redemption, purchase or other acquisition of any capital stock of Kalex or any other of Kalex’s securities.

    Section 2.8                      Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Kalex at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

    Section 2.9                      Litigation. Kalex is not a party to any suit, action, arbitration or legal, administrative or other proceeding, nor is there any governmental investigation which is pending or threatened against or affecting Kalex or its, business, assets or financial condition. Kalex is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

    Section 2.10                    Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Kalex in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

    Section 2.11                    Brokers’ Fees.  Kalex is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

    Section 2.12                   Financial Statements.  Kalex’s financial statements (the “Financial Statements”) contained in its filings with the Securities and Exchange Commission (“SEC”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, Kalex has no material liabilities (contingent or otherwise).  Kalex is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  Kalex maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP until Closing.

    Section 2.13                    Securities Laws. Except as provided on Schedule 2.13, Kalex has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to Kalex and its securities; and all shares of capital stock of Kalex have been issued in accordance with applicable federal and state securities laws, rules and regulations.  There are no stop orders in effect with respect to any of Kalex’s securities.

    Section 2.14                    Tax Returns, Payments and Elections. Kalex has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated Tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below), all such Tax Returns are accurate, complete and correct in all material respects, and Kalex has timely paid all Taxes due.  For purposes of this Agreement, the following terms have the following meanings:  “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

   Section 2.15                    SEC Reporting and Compliance.  Kalex has delivered or made available to AIFC true and complete copies of all documents or reports ("SEC Documents") filed by Kalex with the SEC through the date of this Agreement.  None of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.  The Parties acknowledge that Kalex failed to file quarterly and annual reports with the SEC for the periods from September 30, 2011 through December 31, 2012 (the "Missed Reports").  Kalex has filed an annual report for the year ended June 30, 2011. Kalex is currently in the process of bringing its filings with the SEC up date to make them current, and will do so as soon as practical. AIFC shall pay for all costs related to (including legal and audit) for the Missed Reports.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AIFC AND OF THE AIFC HOLDERS

AIFC and each of the AIFC Holders severally represent, warrant, and agree as follows:

    Section 3.1                      Corporate Organization.

(a)          AIFC is duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by AIFC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of AIFC.

(b)          Copies of the Articles of Incorporation of AIFC, with all amendments thereto to the date hereof, have been furnished to Kalex, and such copies are accurate and complete as of the date hereof.  The minute books of AIFC are current and complete and each of the minutes contained therein accurately reflect the minutes of all meetings duly called and held, or by consent without a meeting, of the Board of Directors and shareholders of AIFC, and committees of the Board of Directors of AIFC from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of AIFC. AIFC is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents).

    Section 3.2                      Authorization and Validity of Agreements.  AIFC has the legal power, capacity and authority to own all of its assets, to carry on all aspects of the business conducted by AIFC (the “AIFC Business”) and to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement by AIFC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of AIFC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  If any AIFC Holder is an entity, such AIFC Holder has all entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement by the AIFC Holder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of the AIFC Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  No approvals by the shareholders of the AIFC Holder that is an entity are required for the AIFC Holder to consummate the transactions contemplated hereby.

    Section 3.3                      No Conflict or Violation.  The execution, delivery, and performance of this Agreement by AIFC or each AIFC Holder does not and will not:

(i)	violate the charter documents of AIFC or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which AIFC is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, AIFC Material Contracts (as defined below), or any right or rights enjoyed by AIFC,

(iii)	result in any alteration of AIFC's obligations under any agreement to which AIFC is a party including, without limitation, the AIFC Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the AIFC Assets (as defined below),

(v)	result in the imposition of any tax liability to AIFC relating to AIFC Assets or the AIFC Shares, or

(vi)	violate any court order, judgment or decree to which either AIFC is subject, or

(vii)	violate any provision of law or governmental or regulatory authority.

    Section 3.4                      Capitalization of AIFC.  Title to the AIFC Securities.  On the Effective Date, immediately before the transactions to be consummated pursuant to this Agreement, AIFC shall have authorized 100,000,000 shares of common stock, par value $.001 per share, of which One Million (1,000,000) shares will be issued and outstanding. The foregoing shares are the sole authorized and outstanding shares of capital stock of AIFC. There are no outstanding securities which are exercisable for or convertible into AIFC Common Stock. Furthermore, at Closing, the AIFC Holders will be the registered and beneficial owners of all outstanding shares of capital stock of AIFC, and such shares will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever other than restrictions on transfer pursuant to federal or state securities laws.

    Section 3.5                      Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, commitments, conversion rights, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of shares of the outstanding capital stock of AIFC or for the purchase, subscription or issuance of any of the unissued shares in the capital stock of AIFC.

    Section 3.6                      No Restrictions. There are no restrictions on the transfer, sale or other disposition of the outstanding capital stock of AIFC contained in the charter documents of AIFC or under any agreement.

    Section 3.7                      Financial Statements. The following AIFC financial statements (which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of AIFC (and, in applicable periods, AIFC’s subsidiaries) in accordance with generally accepted accounting principles (“GAAP”) consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of AIFC as of the dates thereof and for the periods covered thereby:

(i) the audited balance sheet of AIFC as of September 30, 2012, and 2011 and the related statement of operations of AIFC for the years then ended; and
(ii) if the Financial Statements are not delivered and the Closing does not occur until after March 15, 2013, the reviewed balance sheet of AIFC at December 31, 2012 and March 31, 2013 and the related statements of operations, and of cash flows of AIFC for the periods then ended (such statements, including the related notes and schedules thereto, are referred to herein as the “AIFC Financial Statements” shall be provided to Kalex by April 30, 2013.)

In such AIFC Financial Statements, the statements of operations do not contain any material items of special or nonrecurring income or any other material income not earned in the ordinary course of business, and the financial statements for the interim periods indicated include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentation.  There are no facts known to AIFC that, under GAAP consistently applied, would alter the information contained in the foregoing AIFC Financial Statements in any material way.

    Section 3.8                      AIFC Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of AIFC which are not reflected in the AIFC Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the AIFC Financial Statements, and AIFC has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

    Section 3.9                      AIFC Accounts Receivable. All the AIFC accounts receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of AIFC and the AIFC Holders, any claim by the obligor for set-off or counterclaim.

    Section 3.10                    No Debt to Related Parties. AIFC is not and on Closing will not be, indebted to the AIFC Holders nor to any family member thereof, nor to any affiliate, director or officer of AIFC or the AIFC Holders except accounts payable on account of bona fide business transactions of AIFC incurred in normal course of AIFC Business, including employment agreements with the AIFC Holders, none of which are more than thirty (30) days in arrears.

    Section 3.11                    No Related Party Debt to AIFC. No AIFC Holder nor any director, officer or affiliate of AIFC is now indebted to or under any financial obligation to AIFC on any account whatsoever, except for advances on account of travel and other expenses not exceeding Five Thousand Dollars ($5,000) in total.

    Section 3.12                    No Dividends. No dividends or other distributions on any shares in the capital of AIFC have been made, declared or authorized since the date of the AIFC Financial Statements.

    Section 3.13                    No Payments. No payments of any kind have been made or authorized since the date of the AIFC Financial Statements to or on behalf of the AIFC Holders or to or on behalf of officers, directors, shareholders or employees of AIFC or under any management agreements with AIFC, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration.

    Section 3.14                    No Pension Plans. There are no pension, profit sharing, group insurance, deferred compensation plans, or similar plans affecting AIFC, except as set forth in its Financial Statements.

    Section 3.15                    No Adverse Events.

Since December 7, 2012

(i)
there has not been any material adverse change in the consolidated financial position or condition of AIFC, its liabilities or the AIFC Assets (as defined below) or any damage, loss or other change in circumstances materially affecting AIFC, the AIFC Business or the AIFC Assets or AIFC’s right to carry on the AIFC Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting AIFC, the AIFC Business or its Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by AIFC to the AIFC Shareholders or to any of AIFC's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the AIFC Business has been and continues to be carried on in the ordinary course,

(v)	AIFC has not waived or surrendered any right of material value,

(vi)	AIFC has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of Five Thousand Dollars ($5,000) individually or Ten Thousand Dollars ($10,000) in total have been authorized or made.

    Section 3.16                    Tax Returns. All tax returns and reports of AIFC required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by AIFC or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid.

    Section 3.17                   Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by AIFC.  AIFC is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

    Section 3.18                    Licenses. AIFC holds all licenses and permits as may be requisite for carrying on the AIFC Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the AIFC Business.

    Section 3.19                   Applicable Laws. AIFC has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the AIFC Business, and, to the knowledge of the AIFC Holders, AIFC is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the AIFC Business.

    Section 3.20                   Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to AIFC, the AIFC Business, or any of the AIFC Assets, nor do the AIFC Holders have any knowledge of any deliberate act or omission of AIFC that would form any material basis for any such action or proceeding.

    Section 3.21                    No Bankruptcy. AIFC has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against AIFC and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of AIFC.

    Section 3.22                    Labor Matters. AIFC is not party to any collective bargaining agreement relating to the AIFC Business with any labor union or other association of employees and no part of the AIFC Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the AIFC Shareholders, has made any attempt in that regard.

    Section 3.23                    Broker’s or Finder's Fees. Except for AIFC’ agreement for a finder’s fee, listed in
Exhibit B, which fee is the sole responsibility of the AIFC Holders and which shall be paid by them directly, AIFC is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

    Section 3.24                    Business Assets. The AIFC Assets, comprise all of the undertaking and all the property and assets of the AIFC Business of every kind and description wheresoever situated including, without limitation, equipment, inventory, AIFC Material Contracts, accounts receivable, cash, intangible assets and goodwill, and all credit, charge banking cards issued to AIFC (collectively the “AIFC Assets”), and neither the AIFC Holders nor any other person, firm or corporation owns any assets used by AIFC in operating the AIFC Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedule A hereto.

    Section 3.25                   Title. AIFC is the legal and beneficial owner of the AIFC Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedule A hereto.

    Section 3.26                    No Option.  No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the AIFC Assets.

    Section 3.27                    AIFC Insurance Policies. AIFC maintains the public liability insurance and insurance against loss or damage to the AIFC Assets and the AIFC Business as described in Schedule B.

    Section 3.28                   AIFC Material Contracts. The AIFC Material Contracts listed in Schedule C constitute all of the material contracts of AIFC.  The “AIFC Material Contracts” shall mean the burden and benefit of and the right, title and interest of AIFC in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which AIFC is entitled in connection with the AIFC Business whereunder AIFC is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice.

    Section 3.29                    No Default. There has not been any default in any material obligation of AIFC or any other party to be performed under any of AIFC Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule C), and AIFC is not aware of any default in the obligations of any other party to any of the AIFC Material Contracts.

    Section 3.30                    No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of AIFC.  AIFC is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law.

    Section 3.31                    AIFC Equipment. The AIFC equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition.

    Section 3.32                    AIFC Goodwill. AIFC carries on the AIFC Business only under the name American International Football Corporation, Inc. and variations thereof and under no other business or trade names. The AIFC Holders do not have any knowledge of any infringement by AIFC of any patent, trademark, copyright, or trade secret.

    Section 3.33                    Maintenance of Business. Since December 4, 2010, the AIFC Business has been carried on in the ordinary course and AIFC has not entered into any material agreement or commitment except in the ordinary course.

    Section 3.34                    Subsidiaries. AIFC owns ninety percent (90%) interest in Greater Dallas Diamonds, LLC, a Texas limited liability company, which shall be in good standing, but otherwise does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and AIFC does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

    Section 3.35                    Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of AIFC of the AIFC Holders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

    Section 3.36                    Non-Merger and Survival. The representations and warranties of AIFC and each of the AIFC Holders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Kalex, the representations and warranties of AIFC and each of the AIFC Holders shall survive the Closing.

ARTICLE IV

INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE AIFC HOLDERS

Each of the AIFC Holders severally represents, warrants, and agrees as follows:

    Section 4.1                      Investment Representations.  (a) All of the Kalex Common Stock  to be acquired by the AIFC Holder pursuant to this Agreement will be acquired hereunder solely for the account of such AIFC Holder, for investment, and not with a view to the resale or distribution thereof. Each AIFC Holder understands and is able to bear any economic risks associated with such AIFC Holder’s investment in the Kalex Common Stock. Each AIFC Holder has had full access to all the information such AIFC Holder considers necessary or appropriate to make an informed investment decision with respect to the Kalex Common Stock to be acquired under this Agreement.

    Section 4.2                      AIFC Holder Status. Each AIFC Holder is either (i) an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act), or (ii) not a “U.S. person” (as such term is defined in Regulation S promulgated under the 1933 Act) and is not acquiring the Kalex Common Stock  for the benefit of any U.S. person.

    Section 4.3                       Reliance on Exemptions.  Such AIFC Holder understands that the Kalex
Common Stock is being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Kalex is relying upon, among other things, the truth and accuracy of, and such AIFC Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such AIFC Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such AIFC Holder to acquire the Kalex Common Stock

    Section 4.4                      Information.  Such AIFC Holder and its advisors, if any, have been furnished with all materials relating to the offer and sale of the Kalex Common Stock which have been requested by such AIFC Holder. Such AIFC Holder and its advisors, if any, have been afforded the opportunity to ask questions of Kalex.  Neither such inquiries nor any other due diligence investigations conducted by such AIFC Holder or its advisors, if any, or its representatives shall modify, amend or affect such AIFC Holder’s right to rely on the representations and warranties contained herein. Such AIFC Holder understands that its investment in the Kalex Common Stock involves a high degree of risk and is able to afford a complete loss of such investment.  Such AIFC Holder has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Kalex Common Stock.

    Section 4.5                      No Governmental Review.  Such AIFC Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Kalex Common Stock or the fairness or suitability of the investment in the Kalex Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Kalex Common Stock.

    Section 4.6                      Transfer or Resale.  Such AIFC Holder understands:  (i) the Kalex Common Stock has not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such AIFC Holder shall have delivered to Kalex an opinion of counsel, in a form reasonably acceptable to Kalex, to the effect that such Kalex Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such AIFC Holder provides Kalex with assurance reasonably acceptable to Kalex that such Kalex Common Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Kalex Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Kalex Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither of Kalex or any other person is under any obligation to register the Kalex Common Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding any of the foregoing to the contrary, the AIFC Holders shall not sell their Kalex Common Stock unless they are registered in a filing for such purpose with the Securities and Exchange Commission (a “Filing”). Kalex agrees to undertake Filings, from time to time, as it deems in its sole discretion, are in the best interests of Kalex and its shareholders.

    Section 4.7                      Non-Merger and Survival. The representations and warranties of each of the AIFC Holders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Kalex, the representations and warranties of each of the AIFC Holders shall survive the Closing.

ARTICLE V

COVENANTS

    Section 5.1                      Certain Changes and Conduct of Business.

(a)          From and after the date of this Agreement and until the Effective Date, Kalex shall not, and the shareholders of Kalex shall cause Kalex not to, carry out any business other than maintaining its corporate existence and making any governmental filings necessary and in a manner consistent with all representations, warranties or covenants of Kalex and the shareholders of Kalex and shall not and shall cause Kalex to not:

(i) make any change in its Articles of Incorporation or Bylaws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(ii) A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof; or

     B. issue any securities convertible or exchangeable for Kalex debt or equity securities;

(iii) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

(iv) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed;

(v) acquire any assets, raw materials or properties, or enter into any other transaction;

(vi) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee;

(vii) make or commit to make any material capital expenditures;

(viii) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

(ix) guarantee any indebtedness for borrowed money or other obligation of any person;

(x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

(xi) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

(xii) make any loan, advance or capital contribution to or investment in any person;

(xiii) make any change in any method of accounting or accounting principle, method, estimate or practice;

(xiv) settle, release or forgive any claim or litigation or waive any right;

(xv) commit itself to do any of the foregoing.

(b)            From and after the date of this Agreement and until the Effective Date, AIFC and each AIFC Holder shall:

(i)  continue to maintain the title to any of AIFC Assets to be clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;
(ii)  continue to maintain the title to all shares of capital stock of AIFC to be clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(ii)  continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

(ii)  conduct no business other than maintaining its corporate existence and making necessary governmental filings; and

(iii)  keep its books of account, records and files in the ordinary course and in accordance with existing practices.

    Section 5.2                      Access to Properties and Records.  AIFC shall afford Kalex’s accountants, counsel and authorized representatives, and Kalex shall afford to AIFC’s accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Effective Date,  and thereafter , to its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to any party’s obligations of any party.

    Section 5.4                      Consents and Approvals.  The parties shall:

(a)         use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

(b)         diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained in connection with such transactions.

    Section 5.5                      Stock Issuance.  From and after the date of this Agreement until the Effective Date, neither Kalex nor AIFC shall issue any additional shares of its capital stock or other securities except for the Kalex Common Stock to be issued pursuant to this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF AIFC HOLDERS

The obligations of the AIFC Holders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Effective Date, of the following conditions, any one or more of which may be waived by the AIFC Holders in their sole discretion:

    Section 6.1                      Representations and Warranties of Kalex. All representations and warranties concerning Kalex made in this Agreement shall be true and correct on and as of the Effective Date as if again made by Kalex as of such date.

    Section 6.2                      Agreements and Covenants.  Kalex shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date.

    Section 6.3                      Consents and Approvals.  Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Effective Date.

            Section 6.4                      No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Kalex shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

    Section 6.5            Other Closing Documents.  The AIFC Holders shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Kalex or in furtherance of the transactions contemplated by this Agreement as they or their counsel may reasonably request.

    Section 6.6              Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened.

    Section 6.7                      Directors and Officers.  The current president and director of Kalex shall remain in that office after the Effective Date of this Agreement. The president of AIFC of shall be elected Chief Executive Officer of Kalex, and also be appointed as a director of Kalex.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF KALEX

The obligations of Kalex to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Effective Date, of the following conditions, any one or more of which may be waived by Kalex in its sole discretion:

    Section 7.1                      Representations and Warranties of AIFC and AIFC Holders.  All representations and warranties made by AIFC and the AIFC Holders in this Agreement shall be true and correct on and as of the Effective Date as if again made by AIFC and the AIFC Holders on and as of such date.

    Section 7.2                      Agreements and Covenants.  AIFC and the AIFC Holders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date.

    Section 7.3                      Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Effective Date.

    Section 7.4                      No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AIFC, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

    Section 7.5.                     Other Closing Documents.  Kalex shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of AIFC and the AIFC Holders or in furtherance of the transactions contemplated by this Agreement as Kalex or its counsel may reasonably request.

    Section 7.6                      Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened against AIFC or any AIFC Holder.

    Section 7.7                      AIFC Financial Statements.  Prior to the Effective Date, AIFC shall have delivered to Kalex, the AIFC Financial Statements, or all available if less than two (2) years of statements exist.

    Section 7.8                      Payments for Kalex. AIFC shall have paid all costs associated with amending the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and amendments thereto (the “Annual Report”), and any other subsequent amendments, as needed, and the Quarterly Reports on Form 10-Q (the “Quarterly Reports”) for the periods ended September 30, 2010, December 31, 2010 and March 31, 2011, in order to correct or adjust the disclosures in the Annual Report and the Quarterly Reports as discussed in the Current Report on Form 8-K filed on July 12, 2012.

    Section 7.9                      No Material Adverse Changes.  There shall not have occurred any:

(i)
any material adverse change in the financial position or condition of AIFC, its liabilities or the AIFC Assets or any damage, loss or other change in circumstances materially and adversely affecting AIFC, the AIFC Business or the AIFC Assets or AIFC's right to carry on the AIFC Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to AIFC or the AIFC Business (whether or not insurance) materially and adversely affecting AIFC, the AIFC Business or Assets;

ARTICLE VIII

TERMINATION AND ABANDONMENT

    SECTION 8.1                 Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)  By the mutual written consent of the parties;

(b)   By Kalex upon a material breach of any representation, warranty, covenant or agreement on the part of the AIFC Holders set  forth in this Agreement, or if any representation or warranty of AIFC or the AIFC Holders shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied, and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

(c)   By the AIFC Holders, upon a material breach of any representation, warranty, covenant or agreement on the part of Kalex set forth in this Agreement, or, if any representation or warranty of Kalex shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied, and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

(d)   By any party, if the Closing shall not have consummated on or before June 15, 2013;

(e)     By any party if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

(f)  By Kalex, if AIFC fails to deliver AIFC Financial Statements pursuant to Section 3.7 and 7.7.

(g)  By Kalex, if the results of a due diligence inspection by Kalex are unsatisfactory.

    Section 8.2                     Procedure Upon Termination.  If termination and abandonment of this Agreement is sought, written notice thereof shall be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action, or as agreed.  If this Agreement is terminated, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement except Section 8.1(f) occurring before such termination.

ARTICLE IX

INDEMNIFICATION

    Section 9.1                      Indemnity.  AIFC Holders, agree to indemnify and save harmless Kalex from and against all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of AIFC to defend any such claim), resulting from the failure to disclose the existence of any material liability or the breach of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by AIFC or the AIFC Holders to Kalex hereunder, or resulting from any action undertaken by AIFC, the AIFC Holders, and anyone operating under their direction, control, and/or as their proxy or agent.

    Section 9.2                      Non-Merger and Survival. The indemnity and agreements provided by the AIFC Holders herein will, notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein, shall survive the Effective Date and the consummation of the transactions contemplated by this Agreement.  In the event of a breach of any of such indemnity or agreement provided by the AIFC Holders herein, Kalex shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Effective Date.

ARTICLE X

MISCELLANEOUS PROVISIONS

    Section 10.1                    Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Effective Date) shall survive the Effective Date and the consummation of the transactions contemplated by this Agreement for a period of one year. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Effective Date.

    Section 10.2                    Publicity.  Kalex, from time to time, as its officers in their sole discretion deem necessary, shall issue press releases regarding Kalex’s activities including those of AIFC, and as  required by law or good business practices.

    Section 10.3                    Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

    Section 10.4                    Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

    Section 10.5                    Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to AIFC to:

American International Football Corporation, Inc.
4101 International Parkway
Carrolton, TX 75007
Attn: Edward Vakser, Chief Executive Officer

If to Kalex, to:

Kalex Corp.
330 East 33rd Street 15M
New York, New York 10006
Attn.: ARNOLD F. SOCK, Esquire, President

with a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn:  Andrea Cataneo, Esq.

If to the AIFC Holders, to the names and addresses as set forth on Exhibit A hereto; or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.5

    Section 10.6                    Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

    Section 10.7                    Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

    Section 10.8                    Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

    Section 10.9                   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

    Section 10.10                 Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 10.5.

    Section 10.11                 Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section 10.12                 Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

    Section 10.13                 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Remainder of Page Intentionally Left Blank]

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

KALEX CORP.,
By its President,

/s/ Arnold F. Sock
ARNOLD F. SOCK, President

AMERICAN INTERNATIONAL FOOTBALL CORPORATION, INC.,
By its Chief Executive Officer,

/s/ Edward I. Vakser
Edward I. Vakser

AIFC HOLDER,

/s/ Edward I. Vakser
Edward I. Vakser

ESTATE OF NORMAN KING,
By its Co-Executors,

/s/Laurence D. King	/s/ Barbara J. King
Laurence D. King	Barbara J. King
\

EXHIBIT A

AIFC HOLDERS

Name and Address of AIFC Holder	AIFC Common Stock Being Exchanged	Kalex Common Stock Being Issued in Exchange
Edward I. Vakser	-1,000,000-	-9,924,300-

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

FINDERS FEES

NONE.

SCHEDULE 2.13

EXCEPTIONS TO KALEX COMPLIANCE WITH SECURITIES LAWS

Kalex is delinquent in filing the following reports:

●	Any applicable Section 16 disclosure reports;

●	Any applicable Section 13 disclosure reports;

●	Any applicable Section 14 disclosure reports;

●	Quarterly Report on Form 10-Q for the three month period ended September 31, 2011

●	Quarterly Report on Form 10-Q for the six month period ended December 31, 2011

●	Quarterly Report on Form 10-Q for the nine month period ended March 31, 2012

●	Annual Report on Form 10-K for the year ended June 30, 2012

●	Quarterly Report on Form 10-Q for the three month period ended September 31, 2013

●	Quarterly Report on Form 10-Q for the six month period ended December 31, 2013

SCHEDULE A

EXCEPTIONS TO AIFC ASSETS

NONE.

SCHEDULE B

AIFC INSURANCE

NONE.

SCHEDULE C

AIFC MATERIAL CONTRACTS

NONE.